EXHIBIT 99.1

NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-06-47
THE GEO GROUP REPORTS THIRD QUARTER 2006 RESULTS
•	GAAP Income from Continuing Operations Increased to $8.7 Million — $0.43 EPS

•	159% Increase in Pro-Forma Income from Continuing Operations to $9.2 Million — $0.46 EPS

•	49% Increase in Revenue to $218.9 Million from $147.1 Million
Boca Raton, Fla. — November 9, 2006 — The GEO Group (NYSE: GEO) (“GEO”) today reported third quarter and year-to-date 2006 financial results. All financial results in this press release have been adjusted to reflect the effect of GEO’s October 2, 2006 3-for-2 stock split. GEO reported third quarter 2006 GAAP Income from Continuing Operations of $8.7 million, or $0.43 per share, based on 20.0 million diluted weighted average shares outstanding, compared with $0.5 million, or $0.03 per share, based on 15.0 million diluted weighted average shares outstanding in the third quarter of 2005. For the first nine months of 2006, GEO reported GAAP Income from Continuing Operations of $19.8 million, or $1.15 per share, based on 17.1 million diluted weighted average shares outstanding, compared with $7.2 million, or $0.48 per share, based on 15.0 million diluted weighted average shares outstanding for the first nine months of 2005.
Third quarter 2006 pro forma income from continuing operations increased 159% to $9.2 million, or $0.46 per share from $3.5 million, or $0.24 per share, in the third quarter of 2005. Third quarter 2006 pro forma income from continuing operations excludes after-tax start-up expenses of $0.5 million, or $0.03 per share, related to the opening of the 600-bed expansion of GEO’s Lawton Correctional Facility in Oklahoma. Third quarter 2005 pro forma income from continuing operations excludes an after-tax charge of $0.5 million, or $0.03 per share related to one-time transition costs at GEO’s Queens Private Correctional Facility in New York; an after-tax charge of $0.8 million, or $0.06 per share, to write-off unamortized deferred financing fees; an after-tax write-off of $2.6 million, or $0.17 per share, related to GEO’s deactivated Jena, Louisiana facility; and an after-tax positive net adjustment of $0.8 million, or $0.05 per share, related to several of GEO’s insurance reserves.
For the first nine months of 2006, pro forma income from continuing operations increased 152% to $21.7 million, or $1.27 per share, from $8.6 million, or $0.57 per share, for the first nine months of 2005. Year-to-date 2006 pro forma income from continuing operations excludes a second quarter 2006 after-tax write-off of $0.8 million, or $0.05 per share, in deferred financing fees, as well as after-tax start-up expenses of $1.1 million, or $0.07 per share, related to several facility openings. Year-to-date 2005 pro forma income from continuing operations excludes the third quarter 2005 items described above, as well as a second quarter 2005 tax benefit of $1.7 million, or $0.12 per share, from the repatriation of foreign earnings pursuant to the American Jobs Creation Act of 2004.
— More —

Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	1-Oct-06	2-Oct-05	1-Oct-06	2-Oct-05
Income from Continuing Operations	$8,666	$510	$19,771	$7,202
2006
Start-Up Expenses	530		1,119
Deferred Financing Fees			803
2005
Queens Transition Costs		479		479
Deferred Financing Fees		752		829
Jena, Louisiana Write-Off		2,596		2,596
Insurance Adjustment		(789)		(789)
Tax Benefit				(1,700)

Pro Forma Income from Continuing Operations	$9,196	$3,548	$21,693	$8,617

Diluted Earnings Per Share
Income from Continuing Operations	$0.43	$0.03	$1.15	$0.48
2006
Start-Up Expenses	0.03		0.07
Deferred Financing Fees	—		0.05
2005
Queens Transition Costs		0.03		0.03
Deferred Financing Fees		0.06		0.06
Jena, Louisiana Write-Off		0.17		0.17
Insurance Adjustment		(0.05)		(0.05)
Tax Benefit				(0.12)

Diluted Pro Forma Earnings Per Share	$0.46	$0.24	$1.27	$0.57

Weighted Average Shares Outstanding	20,010	15,009	17,124	14,996
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance in the third quarter and in the first nine months of the year. The primary factors driving our improved financial results are the successful acquisition and integration of Correctional Services Corporation in November 2005; stronger results at a number of our federal facilities that have experienced higher occupancy levels primarily as result of the Secure Border Initiative; and new contract wins which we activated in the first half of the year. We continue to have a strong organic growth pipeline with projects totaling more than 7,400 beds under development representing more than $100 million in expected operating revenues. Additionally, we are pleased with the continued demand for our service offerings in each of our three business units of U.S. Corrections, International Services, and GEO Care.”
— More —

Revenue
GEO reported a 49% increase in third quarter 2006 revenue to $218.9 million from $147.1 million in the third quarter of 2005. Third quarter 2006 revenue includes $18.5 million in pass-through construction revenues. For the first nine months of 2006, GEO reported a 37% increase in revenue to $613.5 million from $448.0 million for the first nine months of 2005. Year-to-date 2006 revenue includes $37.1 million in pass-through construction revenues. U.S. Corrections revenue for the third quarter 2006 increased to $153.9 million from $114.2 million for the third quarter 2005. International Services revenue during the third quarter 2006 increased to $26.8 million from $24.4 million during the third quarter 2005. GEO Care revenue in the third quarter 2006 increased to $19.8 million from $8.3 million in the third quarter 2005.
Adjusted EBITDA and Adjusted EBITDAR
Third quarter 2006 EBITDA excluding Start-Up Expenses (“Adjusted EBITDA”) increased 90% to $24.3 million from $12.8 million in the third quarter of 2005. Adjusted EBITDA including Lease Rental Expense (“Adjusted EBITDAR”) for the third quarter of 2006 increased 63% to $30.5 million from $18.7 million for the third quarter of 2005. Adjusted EBITDA for the first nine months of 2006 increased 92% to $66.0 million from $34.3 million for the first nine months of 2005. Adjusted EBITDAR for the first nine months of 2006 increased 62% to $84.3 million from $52.1 million for the first nine months of 2005.
Adjusted Free Cash Flow
Adjusted Free Cash Flow, defined as Income from Continuing Operations after giving effect to the items set forth in the Reconciliation Table in the Financial Tables section of this press release (“Adjusted Free Cash Flow”) for the third quarter of 2006 increased to $13.7 million from $2.2 million for the third quarter of 2005. Adjusted Free Cash Flow for the first nine months of 2006 increased 186% to $36.3 million from $12.7 million for the first nine months of 2005.
Pro Forma Income from Continuing Operations, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses, Deferred Financing Fees, and other items set forth in the Reconciliation Table above. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses, Deferred Financing Fees, and other items set forth in the Reconciliation Table in the Financial Tables section of this press release. Adjusted EBITDAR is defined as Adjusted EBITDA including Lease Rental Expense. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in the Reconciliation Table in the Financial Tables section of this press release. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in the tables set forth in this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
— More —

Financial Guidance
GEO is maintaining its fourth quarter pro forma earnings guidance in the range of $0.41 to $0.43 per share exclusive of 8 cents per share in projected after-tax start-up expenses related to the opening of the 1,000-bed Central Arizona Correctional Facility in Florence, Arizona and the contract for the housing of up to 1,260 California inmates at the New Castle Correctional Facility in New Castle, Indiana. GEO is maintaining its fourth quarter revenue guidance in the range of $237 million to $242 million, inclusive of approximately $34 million in pass-through construction revenues.
GEO is maintaining its 2007 pro forma earnings guidance in the range of $1.75 to $1.90 per share, exclusive of $0.10 per share in after-tax start-up expenses associated with facility openings. GEO’s 2007 pro forma earnings guidance reflects the recent signing of GEO’s contract with the State of California for the housing of up to 1,260 inmates at the New Castle Correctional Facility in Indiana as well as an improved financial outlook for next year. GEO is maintaining its 2007 revenue guidance in the range of $923 million and $948 million, inclusive of $43 million in pass-through construction revenues.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s third quarter 2006 financial results as well as GEO’s progress and outlook. The call-in number for the U.S. is 1-800-706-7745 and the international call-in number is 1-617-614-3472. The participant pass-code for the conference call is 38282337. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 9, 2006 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 28864448. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 63 correctional and residential treatment facilities with a total design capacity of approximately 54,000 beds.
— More —

Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2006 and 2007 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
     Third quarter and nine months financial tables to follow:
— More —

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED
OCTOBER 1, 2006 AND OCTOBER 2, 2005
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Revenues	$218,909	$147,148	$613,478	$448,026
Operating expenses	181,771	126,371	507,932	380,901
Depreciation and amortization	6,080	3,614	17,768	10,927
General and administrative expenses	14,073	11,719	42,374	35,793

Operating income	16,985	5,444	45,404	20,405
Interest income	2,783	2,196	7,806	6,873
Interest expense	(6,587)	(5,300)	(21,995)	(16,094)
Write off of deferred financing fees from extinguishment of debt	—	(1,233)	(1,295)	(1,360)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	13,181	1,107	29,920	9,824
Provision for income taxes	4,854	551	11,142	1,881
Minority interest	(71)	(181)	(45)	(540)
Equity in earnings (loss) of affiliate	410	135	1,038	(201)

Income from continuing operations	8,666	510	19,771	7,202
Income (loss) from discontinued operations	(24)	(67)	(255)	611

Net income	$8,642	$443	$19,516	$7,813

Weighted-average common shares outstanding:
Basic	19,263	14,376	16,493	14,330

Diluted	20,010	15,009	17,124	14,996

Income per common share:
Basic:
Income from continuing operations	$0.45	$0.04	$1.20	$0.51
Income (loss) from discontinued operations	0.00	(0.01)	(0.02)	0.04

Net income per share-basic	$0.45	$0.03	$1.18	$0.55

Diluted:
Income from continuing operations	$0.43	$0.03	$1.15	$0.48
Income (loss) from discontinued operations	0.00	0.00	(0.01)	0.04

Net income per share-diluted	$0.43	$0.03	$1.14	$0.52

— More —

The GEO Group, Inc. — Operating Data

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
*Revenue-producing beds	46,389	35,057	46,389	35,057
*Compensated man-days	3,997,644	3,174,524	11,643,107	9,467,419
*Average occupancy[1]	97.8%	98.5%	97.1%	99.0%

*	Includes South Africa

[1]	Does not include GEO’s idle facilities.
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
OCTOBER 1, 2006 AND JANUARY 1, 2006
(In thousands)

	October 1, 2006	January 1, 2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$100,163	$57,094
Restricted cash	19,220	8,882
Accounts receivable, less allowance for doubtful accounts of $471 and $224	150,152	127,612
Deferred income tax asset	19,755	19,755
Other current assets	14,448	15,826
Current assets of discontinued operations	—	123

Total current assets	303,738	229,292

Restricted Cash	14,441	17,484
Property and Equipment, Net	275,646	282,236
Assets Held for Sale	1,265	5,000
Direct Finance Lease Receivable	37,716	38,492
Goodwill and Other Intangible Assets, Net	54,620	52,127
Other Non Current Assets	15,903	14,880

	$703,329	$639,511

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$38,320	$27,762
Accrued payroll and related taxes	29,831	26,985
Accrued expenses	70,970	70,177
Current portion of deferred revenue	2,014	1,894
Current portion of capital lease obligations, long-term debt and non-recourse debt	17,252	8,441
Current liabilities of discontinued operations	1,251	1,260

Total current liabilities	159,638	136,519

Deferred Revenue	1,994	3,267
Deferred Tax Liability	2,793	2,085
Minority Interest	1,140	1,840
Other Non Current Liabilities	20,907	19,601
Capital Lease Obligations	16,823	17,072
Long-Term Debt	144,897	219,254
Non-Recourse Debt	121,840	131,279
Commitments and Contingencies	—	—
Total shareholders’ equity	233,297	108,594

	$703,329	$639,511

— More —

Reconciliation from Adjusted EBITDA and Adjusted EBITDAR to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	1-Oct-06	2-Oct-05	1-Oct-06	2-Oct-05
Net Income	$8,642	$443	$19,516	$7,813
Discontinued Operations	24	67	255	(611)
Interest Expense, Net	3,804	3,104	14,189	9,221
Income Tax Provision	4,854	551	11,142	1,881
Depreciation and Amortization	6,080	3,614	17,768	10,927

EBITDA	$23,404	$7,779	$62,870	$29,231

Adjustments, Pre-tax
2006
Start-Up Expenses	862		1,811
Deferred Financing Fees	—		1,295
2005
Queens Transition Costs		786		786
Deferred Financing Fees		1,233		1,360
Jena, Louisiana Write-Off		4,255		4,255
Insurance Adjustment		(1,300)		(1,300)

Adjusted EBITDA	$24,266	$12,753	$65,976	$34,332

Lease Rental Expense	6,193	5,978	18,371	17,728

Adjusted EBITDAR	$30,459	$18,731	$84,347	$52,060

Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	1-Oct-06	2-Oct-05	1-Oct-06	2-Oct-05
Income from Continuing Operations	$8,666	$510	$19,771	$7,202
Depreciation and Amortization	6,080	3,614	17,768	10,927
Income Tax Provision	4,854	551	11,142	1,881
Income Taxes Paid	(4,270)	(838)	(9,137)	(2,436)
Stock Based Compensation Included in G&A	427	—	918	—
Maintenance Capital Expenditures	(2,016)	(5,984)	(5,337)	(10,173)
Equity in Earnings of Affiliates, Net of Income Tax	(410)	(135)	(1,038)	201
Minority Interest	71	181	45	540
Write-off of Deferred Financing Fees	—	1,233	1,295	1,360
Jena, Louisiana Write-Off	—	4,255	—	4,255
Insurance Adjustment	—	(1,300)	—	(1,300)
Amortization of Debt Costs and Other Non-Cash Interest	312	83	880	243

Adjusted Free Cash Flow	$13,714	$2,170	$36,307	$12,700

- End -